Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2024 Results

Increases Quarterly Dividend 11% to $0.68 per Share

Approves Stock Repurchase Program of $500 Million

LOUISVILLE, KY. (February 20, 2025) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.

Financial Results

Financial results for the fourth quarter and fiscal year ended December 31, 2024 and December 26, 2023 were as follows:

	Fourth Quarter Ended			Fiscal Year Ended
($000's, except per share amounts)	December 31, 2024	December 26, 2023	% change	December 31, 2024	December 26, 2023	% change
Total revenue	$1,437,914	$1,164,361	23.5%	$5,373,332	$4,631,672	16.0%
Income from operations	138,552	83,773	65.4%	516,519	353,989	45.9%
Net income	115,833	72,430	59.9%	433,592	304,876	42.2%
Diluted earnings per share	$1.73	$1.08	60.1%	$6.47	$4.54	42.5%

Note:  Fourth quarter and fiscal year 2024 results include 14 and 53 weeks, respectively, compared to 13 and 52 weeks in the fourth quarter and fiscal year 2023, respectively.

Results for the fourth quarter ended December 31, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 7.7% at company restaurants and increased 6.3% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $153,867 of which $20,067 were to-go sales as compared to average weekly sales of $141,653 of which $17,793 were to-go sales in the prior year;
●	Restaurant margin dollars increased 37.3% to $242.6 million from $176.7 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 17.0% from 15.3% in the prior year driven primarily by higher sales. The benefit of a higher average guest check, the benefit of the additional week, and improved labor productivity more than offset wage and other labor inflation of 5.0% and commodity inflation of 0.3%;
●	Diluted earnings per share increased 60.1% primarily driven by higher restaurant margin dollars partially offset by higher depreciation and amortization expenses and higher general and administrative expenses. Diluted earnings per share growth was positively impacted by approximately 20% as a result of the additional week;
●	Nine company restaurants and five franchise restaurants were opened; and

●	Capital allocation spend included capital expenditures of $107.8 million, dividends of $40.7 million, and repurchases of common stock of $35.1 million.

Results for the fiscal year ended December 31, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 8.5% at company restaurants and increased 7.4% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $155,285 of which $19,940 were to-go sales as compared to average weekly sales of $143,837 of which $18,088 were to-go sales in the prior year;
●	Restaurant margin dollars increased 29.4% to $915.8 million from $708.0 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 17.1% from 15.4% in the prior year driven primarily by higher sales. The benefit of a higher average guest check and improved labor productivity more than offset wage and other labor inflation of 4.6% and commodity inflation of 0.7%;
●	Diluted earnings per share increased 42.5% primarily driven by higher restaurant margin dollars partially offset by higher depreciation and amortization expenses and higher general and administrative expenses. Diluted earnings per share growth was positively impacted by approximately 5% as a result of the additional week;
●	31 company restaurants and 14 franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $354.3 million, dividends of $162.9 million, and repurchases of common stock of $79.8 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We ended 2024 on an incredible note, which was highlighted by fourth quarter and full-year traffic growth at all three of our brands.  These results are a credit to our operators who, as I’ve said before, continue to create an environment where Roadies want to work, and guests want to dine.  I also want to thank Roadie Nation and the more than 250 million guests who supported us by dining in our restaurants.”

Morgan continued, “We are off to a strong start in 2025 with the completion of the previously announced acquisition of 13 franchise restaurants.  In addition, due to the continued growth across our portfolio, our 800th restaurant is under construction and will open later this year.  As we have consistently done, we will leverage the strength of our balance sheet to continue to fund our development growth while also returning capital to our shareholders.”

Franchise Acquisition

On the first day of the 2025 fiscal year, the Company completed the acquisition of 13 domestic franchise restaurants for an aggregate purchase price of approximately $78 million.

2025 Outlook

Comparable restaurant sales at company restaurants for the first seven weeks of our first quarter of fiscal 2025 increased 2.9% compared to 2024.  In addition, the Company plans to implement a menu price increase of approximately 1.4% in early April.

Management updated the following expectation for 2025:

●	Commodity cost inflation of 3% to 4%.

Management reiterated the following expectations for 2025:

●	Positive comparable restaurant sales growth including the benefit of 2024 menu pricing actions;
●	Store week growth of approximately 5%, including a benefit of 2% from the franchise acquisition;
●	Wage and other labor inflation of 4% to 5%;

●	An effective income tax rate of 15% to 16%; and
●	Total capital expenditures of approximately $400 million.

Cash Dividend Payment

On February 19, 2025, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.68 per share of common stock.  This payment, which represents an 11% increase from the quarterly cash dividend in 2024, will be distributed on April 1, 2025, to shareholders of record at the close of business on March 18, 2025.

Stock Repurchase Authorization

On February 19, 2025, the Company’s Board of Directors approved a stock repurchase program under which they authorized the Company to repurchase up to $500 million of its common stock.  This new stock repurchase program will commence on February 24, 2025 and any repurchases made under such plan will be made by the Company through open market transactions.  This stock repurchase program has no expiration date and replaces the previous stock repurchase program of $300 million which was approved on March 17, 2022.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis.  In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including general and administrative expenses.  The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results.  The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants.  The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, February 20, 2025, at 5:00 p.m. Eastern Time to discuss these results.  The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com.  Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Fourth Quarter 2024 Earnings.  A replay of the call will be available until February 27, 2025, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 780 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse, Inc.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet its business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety, and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2023.  These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 31,	December 26,	December 31,	December 26,
	2024	2023	2024	2023
Revenue:
Restaurant and other sales	$1,428,780	$1,157,362	$5,341,853	$4,604,554
Franchise royalties and fees	9,134	6,999	31,479	27,118
Total revenue	1,437,914	1,164,361	5,373,332	4,631,672
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	479,461	395,753	1,785,119	1,593,852
Labor	471,511	383,154	1,764,740	1,539,124
Rent	21,017	18,765	80,560	72,766
Other operating	214,142	183,002	795,657	690,848
Pre-opening	6,511	9,523	28,090	29,234
Depreciation and amortization	49,239	40,438	178,157	153,202
Impairment and closure, net	91	144	1,226	275
General and administrative	57,390	49,809	223,264	198,382
Total costs and expenses	1,299,362	1,080,588	4,856,813	4,277,683
Income from operations	138,552	83,773	516,519	353,989
Interest income, net	1,767	254	6,774	2,984
Equity income from investments in unconsolidated affiliates	419	170	1,197	1,351
Income before taxes	140,738	84,197	524,490	358,324
Income tax expense	22,232	9,175	80,145	44,649
Net income including noncontrolling interests	118,506	75,022	444,345	313,675
Less: Net income attributable to noncontrolling interests	2,673	2,592	10,753	8,799
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$115,833	$72,430	$433,592	$304,876

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.74	$1.08	$6.50	$4.56
Diluted	$1.73	$1.08	$6.47	$4.54
Weighted average shares outstanding:
Basic	66,680	66,803	66,752	66,893
Diluted	66,998	67,078	67,011	67,149
Cash dividends declared per share	$0.61	$0.55	$2.44	$2.20

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2024	December 26, 2023
Cash and cash equivalents	$245,225	$104,246
Other current assets, net	271,343	252,228
Property and equipment, net	1,617,673	1,474,722
Operating lease right-of-use assets, net	769,865	694,014
Goodwill	169,684	169,684
Intangible assets, net	1,265	3,483
Other assets	115,724	94,999
Total assets	$3,190,779	$2,793,376

Current liabilities	828,130	745,434
Operating lease liabilities, net of current portion	826,300	743,476
Other liabilities	162,626	146,955
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,358,347	1,141,662
Noncontrolling interests	15,376	15,849
Total liabilities and equity	$3,190,779	$2,793,376

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Year Ended
	December 31, 2024	December 26, 2023
Cash flows from operating activities:
Net income including noncontrolling interests	$444,345	$313,675
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	178,157	153,202
Share-based compensation expense	47,055	34,230
Deferred income taxes	(13,803)	3,115
Other noncash adjustments, net	4,325	3,307
Change in working capital, net of acquisitions	93,550	57,455
Net cash provided by operating activities	753,629	564,984
Cash flows from investing activities:
Capital expenditures - property and equipment	(354,341)	(347,034)
Acquisitions of franchise restaurants, net of cash acquired	—	(39,153)
Proceeds from sale of investments in unconsolidated affiliates	—	627
Proceeds from sale of property and equipment	1,441	2,110
Proceeds from sale leaseback transactions	15,999	16,283
Net cash used in investing activities	(336,901)	(367,167)
Cash flows from financing activities:
Payments on revolving credit facility	—	(50,000)
Repurchase of shares of common stock, including excise taxes as applicable	(80,003)	(49,993)
Dividends paid to shareholders	(162,864)	(147,182)
Other financing activities, net	(32,882)	(20,257)
Net cash used in financing activities	(275,749)	(267,432)
Net increase (decrease) in cash and cash equivalents	140,979	(69,615)
Cash and cash equivalents - beginning of period	104,246	173,861
Cash and cash equivalents - end of period	$245,225	$104,246

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 31, 2024	December 26, 2023	December 31, 2024	December 26, 2023
Income from operations	$138,552	$83,773	$516,519	$353,989

Less:
Franchise royalties and fees	9,134	6,999	31,479	27,118

Add:
Pre-opening	6,511	9,523	28,090	29,234
Depreciation and amortization	49,239	40,438	178,157	153,202
Impairment and closure, net	91	144	1,226	275
General and administrative	57,390	49,809	223,264	198,382

Restaurant margin	$242,649	$176,688	$915,777	$707,964

Restaurant margin (as a percentage of restaurant and other sales)	17.0%	15.3%	17.1%	15.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	Fourth Quarter Ended
	December 31, 2024	December 26, 2023	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,428,780	$1,157,362	23.5%
Store weeks	9,276	8,158	13.7%
Comparable restaurant sales (1)	7.7%	9.9%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	33.5%	34.2%	65	bps
Labor	33.0%	33.1%	10	bps
Rent	1.5%	1.6%	15	bps
Other operating	15.0%	15.8%	82	bps
Total	83.0%	84.7%

Restaurant margin %	17.0%	15.3%	172	bps
Restaurant margin $	$242,649	$176,688	37.3%
Restaurant margin $/Store week	$26,159	$21,658	20.8%

Texas Roadhouse restaurants only:
Store weeks	8,478	7,487	13.2%
Comparable restaurant sales (1)	7.8%	10.2%
Average unit volume (2)	$2,211	$1,888	17.1%
Average unit volume, 2023 adjusted (3)	$2,211	$2,069	6.9%
Weekly sales by group:
Comparable restaurants (564 and 545 units)	$159,260	$145,361	9.6%
Average unit volume restaurants (27 and 19 units)	$130,282	$140,765	(7.4)%
Restaurants less than 6 months old (17 and 18 units)	$158,119	$137,123	15.3%

Bubba’s 33 restaurants only:
Store weeks	680	574	18.5%
Comparable restaurant sales (1)	6.7%	3.3%
Average unit volume (2)	$1,626	$1,411	15.2%
Average unit volume, 2023 adjusted (3)	$1,626	$1,536	5.9%
Weekly sales by group:
Comparable restaurants (40 and 36 units)	$117,098	$110,490	6.0%
Average unit volume restaurants (5 and 4 units)	$108,687	$90,822	19.7%
Restaurants less than 6 months old (4 and 5 units)	$129,924	$124,389	4.4%

Texas Roadhouse franchise restaurants only:
Store weeks	1,576	1,310	20.3%
Comparable restaurant sales	5.6%	7.9%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	6.3%	8.9%
Average unit volume (2)	$2,380	$2,067	15.1%
Average unit volume, 2023 adjusted (3)	$2,380	$2,260	5.3%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(3)	For comparative purposes, Q4 2023 was adjusted to include 14 weeks.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	Fourth Quarter Ended			Fiscal Year Ended
	December 31,	December 26,		December 31,	December 26,
	2024	2023	Change	2024	2023	Change
Restaurant openings
Company - Texas Roadhouse	7	9	(2)	26	22	4
Company - Bubba’s 33	1	2	(1)	4	5	(1)
Company - Jaggers	1	1	—	1	3	(2)
Total company restaurants	9	12	(3)	31	30	1

Franchise - Texas Roadhouse - Domestic	—	2	(2)	—	3	(3)
Franchise - Jaggers - Domestic	1	1	—	2	2	—
Franchise - Texas Roadhouse - Int'l (1)	3	4	(1)	11	10	1
Franchise - Jaggers - Int'l	1	—	1	1	—	1
Total franchise restaurants	5	7	(2)	14	15	(1)

Total restaurants	14	19	(5)	45	45	—

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	—	8	(8)
Franchise - Texas Roadhouse - Domestic	—	—	—	—	(8)	8

Restaurant closures
Franchise - Texas Roadhouse - Domestic	—	—	—	—	(1)	1
Franchise - Texas Roadhouse - International	(2)	—	(2)	(2)	—	(2)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	608	582	26
Company - Bubba’s 33	49	45	4
Company - Jaggers	9	8	1
Total company restaurants	666	635	31

Franchise - Texas Roadhouse - Domestic	56	56	—
Franchise - Jaggers - Domestic	4	2	2
Franchise - Texas Roadhouse - Int'l (1)	57	48	9
Franchise - Jaggers - Int'l	1	—	1
Total franchise restaurants	118	106	12

Total restaurants	784	741	43

(1)	Includes a U.S. territory.